UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2021

SANDY SPRING BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland 20832
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (301) 774-6400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $1.00 per share	SASR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 25, 2021, the Board of Directors of Sandy Spring Bancorp, Inc. (the “Company”) approved the amendment and restatement of the Company’s bylaws.

The following summarizes changes made by the amended and restated bylaws:

Section	Description
Art. II, Sec. 1 – Place of Meetings	Provides that shareholder meetings can be held by means of remote communication, if so determined by the Board.
Art. II, Sec. 5 – Notice of Meeting	Provides that a meeting of shareholders can be adjourned without further notice to a date not later than 120 days after the original record date.
Art. II, Sec. 13 – Shareholder Nominations and Proposals	Provides that, to be timely, notice of a shareholder nomination or proposal must be delivered not later than 90 days and not earlier than 120 days prior to the first anniversary of the prior year’s annual meeting, unless the annual meeting is more than 30 days before or 60 days after the anniversary of the prior year’s annual meeting, in which case notice must be delivered not earlier than 120 days and not later than the later of 90 days before the meeting or 10 days after the date of the meeting has been publicly announced.

Provides for additional information to be provided to the Company, including: information about the person making the nomination; the text of any proposal or business, including any resolution proposed to be adopted by shareholders; and any agreement or arrangement entered into by the shareholder that is intended to mitigate loss to such shareholder with respect to shares of stock of the Company.
Art. III, Sec. 7 – Special Meetings	Provides that special meetings of the Board of Directors may be called by or at the request of the Chair of the Board, the Chief Executive Officer, or any two directors.
Art. III, Sec. 8 – Notice of Special Meetings	Provides that notice of special meetings of the Board of Directors be given at least 24 hours in advance.
Art. III, Sec. 9 – Adjournment of Meetings	Provides that a majority of directors present at a meeting may adjourn the meeting to another time and place and that directors be given 24 hours’ notice of the adjourned meeting.
Art. III, Sec. 15 – Action by Written Consent	Provides that consent to any action required or permitted to be taken at a meeting of the Board of Directors may be given by electronic transmission.
Art. V, Sec. 1 - Positions	Provides that the officers of the Company shall include a Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary
Art. V, Sec. 3 - 8	Describes the powers and duties of officer positions.
Art. VI, Sec. 1	Provides that shares of stock may be uncertificated and evidenced by a book-entry system.
Art. XI	Provides that unless the Company consents in writing to the selection of an alternative forum, a state court located in Maryland (or, if no state court located in Maryland has jurisdiction, the United States District Court for the District of Maryland) will be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, and (iv) any action asserting a claim governed by the internal affairs doctrine.

Other changes were made to conform to changes in the Maryland General Corporation Law. A number of non-substantive, ministerial, and clarifying changes were made as well.

The foregoing summary is qualified in its entirety by reference to the full text of the amended and restated bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC.
(Registrant)

Date: August 26, 2021	By:	/s/ Daniel J. Schrider
Daniel J. Schrider
President and Chief Executive Officer